EXHIBIT 1


                    DONALDSON, LUFKIN & JENRETTE, INC.

                            UP TO $500,000,000

                             MEDIUM-TERM NOTES

                DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                     NEW AGENT SUPPLEMENTAL AGREEMENT
                     --------------------------------



                                                 December 15, 1998


[Agent]
[Address]


Ladies and Gentlemen:

      We refer to the Distribution Agreement dated October 30, 1998 entered into in respect of the issue and sale from time to time by Donaldson, Lufkin & Jenrette, Inc. (the "Company") of its Medium-Term Notes described therein (such agreement, as amended from time to time, the "Agreement") and invite you to become an Agent upon the terms of such Agreement, as modified hereby, a copy of which has been supplied to you by us. For your information, we are enclosing copies of updated legal opinions from our legal counsel and counsel for the Agents, an updated comfort letter from our accountants and updated certificates from the Secretary of the Company and an executive officer of the Company.

      The Distribution Agreement dated October 30, 1998 is hereby amended as follows:

      (1) The second sentence of Section 2(b) is hereby revised to read in its entirety "For the purposes of this Agreement, the term "Purchaser" shall refer to an Agent acting as principal hereunder and not as an agent for the Company, and the terms "Agent", "Agents" and "you" shall refer to each of you acting in both such capacities or in either such capacity, as the context requires."

      (2) Clause (ii) of the second sentence of Section 7(b) is hereby revised to read in its entirety, "(ii) the Company shall have failed to assume the defense and employ counsel reasonably satisfactory to such indemnified person or"

      This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

      Please return to us a copy of this letter signed by an authorized signatory whereupon you will become an Agent for the purposes of the Agreement.

      Very truly yours,

      DONALDSON, LUFKIN & JENRETTE, INC.

      By:
          ------------------------------
          Name:
          Title:


      DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

      By:
          ------------------------------
          Name:
          Title:




      We hereby accept the appointment as an Agent and accept all of the obligations under, and terms and conditions of, the Agreement.

Accepted as of the date
first above written:

      [AGENT]


      By:
          ------------------------------
          Name:
          Title:

For the purposes of the Agreement, our communication details are set out below.

Address:
Telephone:
Facsimile:
Attention: